Exhibit 99 - Press Release dated December 13, 2000

eVision USA.Com, Inc. Acquires Stake in New York Based Investment Bank,
Auerbach, Pollak & Richardson, Inc.

DENVER--(BUSINESS WIRE)--Dec. 13, 2000--eVision USA.Com, Inc. (eVision, www.evisionusa.com) (OTCBB:EVIS) has entered into an agreement to purchase a substantial stake of Auerbach, Pollak & Richardson, Inc. (Auerbach), an east coast based investment bank.

The agreement provides that eVision’s subsidiary, American Fronteer Financial Corporation (AFFC), combine AFFC’s retail brokerage operations, OnLineBroker™ Division, management, administration, compliance, operations, trading and research with Auerbach.

eVision and Auerbach plan to work expeditiously to obtain the required regulatory approvals where applicable.

Auerbach is a full-service investment bank headquartered in Stamford, Connecticut, with branch and satellite offices in New York, New York; Providence, Rhode Island; Hampton, New Hampshire; Bonita Springs, Florida; and Paris, France.

AFFC is a securities broker-dealer headquartered in Denver, Colorado, with branch offices in Albany, New York; Atlanta, Georgia; Chicago, Illinois; Colorado Springs, Colorado; Dallas, Texas; Las Vegas, Nevada; New Orleans, Louisiana; New York, New York; San Francisco, California; and West Palm Beach, Florida.

eVision is an integrated online solutions provider with consolidated subsidiaries and significant equity investments operating within five distinct divisions: eFinance, eServices, eCommunications, eInformation and eMedical.

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

If you would like to receive press releases via e-mail, please contact us at ir@evisionusa.com.

CONTACT: eVision USA.Com, Inc., Denver
Investor Relations Department, 303/860-6388